UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Newbury Street Acquisition Corporation
(Name of Registrant as Specified in its Charter)

_____________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Newbury Street Acquisition Corporation
121 High Street, Floor 3
Boston, MA 02110

PROXY STATEMENT SUPPLEMENT

September 16, 2024

TO THE STOCKHOLDERS OF NEWBURY STREET ACQUISITION CORPORATION:

This corrective supplement to the definitive proxy statement of Newbury Street Acquisition Corporation (the “Company”) dated September 13, 2024 (“Proxy Statement”), corrects certain disclosures contained in the Proxy Statement as follows. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

Redemption Price and Redemption Deadline

The Proxy Statement erroneously indicated that the Company estimated the per-share price at which Public Shares may be redeemed from cash held in the Trust Account to be approximately $10.90 at the time of the Special Meeting (the “Redemption Price”). The correct Redemption Price is approximately $10.99. Also, the Proxy Statement erroneously disclosed the redemption deadline in certain sections of the Proxy Statement (the “Redemption Deadline”). The correct Redemption Deadline is prior to 5:00 p.m., Eastern Time, on September 20, 2024 (two business days prior to the vote at the Special Meeting).

All other information contained in the Proxy Statement remains unchanged.

Accordingly, (i) all references to the Redemption Price in the Proxy Statement are hereby replaced with $10.99 and (ii) all references to the Redemption Deadline in the Proxy Statement are hereby replaced with 5:00 p.m., Eastern Time, on September 20, 2024.